Exhibit 99.1

Starbucks Reports Record Holiday and Record Q1 FY17 Results
Comparable Store Sales Up 6% in China; Up 3% Globally and in the U.S. and Americas
Consolidated Net Revenues Rise 7% to Record $5.7 Billion; Operating Margin Expands to Q1 Record 19.8%
GAAP EPS Up 11% to $0.51; Non-GAAP EPS Up 13% to $0.52
Card Loads in U.S./Canada Jump 15% to Record $2.1 Billion; Active U.S. Rewards Membership Up 16% to 12.9 Million
Company Reaffirms Outlook for Fiscal 2017

SEATTLE; January 26, 2017 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal first quarter ended January 1, 2017. Fiscal 2017 and fiscal 2016 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q1 Fiscal 2017 Highlights:

•	Global comparable store sales increased 3% comprised of a 3% increase in the Americas, a 5% increase in CAP, and a 1% decrease in EMEA

◦
U.S. comparable store sales increased 3% comprised of a 5% increase in average ticket and a 2% decrease in transactions. Adjusting for the estimated impact of order consolidation related to the new Starbucks RewardsTM loyalty program, average ticket grew 3% with transactions flat to prior year.

•	Record consolidated net revenues of $5.7 billion grew 7% over prior year

•	Record Q1 consolidated operating income increased 7% to $1.1 billion

•	Record Q1 consolidated operating margin expanded 10 basis points to 19.8%

•	GAAP EPS of $0.51 increased 11% over Q1 FY16

•	Non-GAAP EPS of $0.52 increased 13% over Q1 FY16 non-GAAP results

•	Record $2.1 billion loaded on Starbucks Cards in the U.S. and Canada in Q1, up 15% year-over-year; Starbucks Card transactions reached 40% of U.S. company-operated transactions

•	Active membership in Starbucks Rewards grew 16% year-over-year to 12.9 million members in the U.S.

•	Mobile Order and Pay represented 7% of U.S. company-operated transactions in the quarter, up from 3% in the prior year; Mobile Payment reached 27% of U.S. company-operated transactions

•	The company opened 649 net new stores in the quarter, bringing total stores to 25,734 in 75 countries worldwide

“Starbucks is engaging more deeply - and more frequently – and expanding its base of loyal customers faster and more consistently today than ever before,” said Howard Schultz, chairman and ceo. “The trust and confidence our customers have in the Starbucks brand is fueling our flywheel and propelling our business forward in markets and channels all around the world.”

“We are pleased with the record Q1 financial and operating results we announced today, particularly given that the results were delivered in the face of a challenging environment for restaurant retailers overall,” said Scott Maw, cfo. “As always, credit for our success belongs to the more than 300,000 Starbucks partners around the world who proudly wear the green apron and who deliver an elevated Starbucks Experience to our customers now over 90 million times, each week.”

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First Quarter Fiscal 2017 Summary

	Quarter Ended Jan 1, 2017
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	(1)%	4%
Americas	3%	(2)%	5%
CAP	5%	2%	3%
EMEA	(1)%	(2)%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Jan 1, 2017	Dec 27, 2015
Net New Stores	649	528	121
Revenues	$5,732.9	$5,373.5	7%
Operating Income	$1,132.6	$1,058.0	7%
Operating Margin	19.8%	19.7%	10 bps
EPS	$0.51	$0.46	11%

Consolidated net revenues were $5.7 billion in Q1 FY17, an increase of 7% over Q1 FY16. The increase was primarily driven by incremental revenues from the opening of 2,163 net new stores over the past 12 months and 3% growth in global comparable store sales.

Consolidated operating income grew 7% to $1,132.6 million in Q1 FY17, up from $1,058.0 million in Q1 FY16. Consolidated operating margin expanded 10 basis points to 19.8% primarily due to sales leverage and lower commodity costs, mainly coffee. The increase was partially offset by higher investments in our store partners (employees), primarily in the Americas segment.
Q1 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Jan 1, 2017	Dec 27, 2015
Net New Stores	251	171	80
Revenues	$3,991.4	$3,726.2	7%
Operating Income	$958.5	$934.6	3%
Operating Margin	24.0%	25.1%	(110) bps

Net revenues for the Americas segment were $4.0 billion in Q1 FY17, an increase of 7% over Q1 FY16. The increase was driven by incremental revenues from 884 net new store openings over the past 12 months and 3% growth in comparable store sales.

Operating income of $958.5 million in Q1 FY17 grew 3% versus $934.6 million in Q1 FY16. Operating margin of 24.0% declined 110 basis points primarily due to higher investments in our store partners (employees), partially offset by sales leverage.

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Q1 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Jan 1, 2017	Dec 27, 2015
Net New Stores	303	281	22
Revenues	$770.8	$653.6	18%
Operating Income	$163.4	$127.1	29%
Operating Margin	21.2%	19.4%	180 bps

Net revenues for the China/Asia Pacific segment grew 18% over Q1 FY16 to $770.8 million in Q1 FY17. The increase was primarily driven by incremental revenues from 1,003 net new store openings over the past 12 months, 5% growth in comparable store sales, and favorable foreign currency translation.

Q1 FY17 operating income of $163.4 million grew 29% over Q1 FY16 operating income of $127.1 million. Operating margin expanded 180 basis points to 21.2% primarily due to changes in certain business tax structures in China and higher income from our joint venture operations, partially offset by the impact of foreign currency translation.
Q1 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Jan 1, 2017	Dec 27, 2015
Net New Stores	95	79	16
Revenues	$262.4	$313.0	(16)%
Operating Income	$44.1	$48.1	(8)%
Operating Margin	16.8%	15.4%	140 bps

Net revenues for the EMEA segment were $262.4 million in Q1 FY17, a 16% decrease versus Q1 FY16. The decrease was primarily driven by the shift to more licensed stores in the region, including the absence of revenue related to the sale of our Germany retail operations in Q3 FY16, as well as unfavorable foreign currency translation. Partially offsetting the decrease were incremental revenues from the opening of 489 net new licensed stores over the past 12 months.

Operating income decreased 8% to $44.1 million in Q1 FY17, down from $48.1 million in Q1 FY16. Operating margin expanded 140 basis points to 16.8% primarily due to sales leverage driven by the shift in the portfolio towards more licensed stores. Partially offsetting the margin expansion was unfavorable foreign currency exchange and sales deleverage in certain company-operated stores.

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Q1 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Jan 1, 2017	Dec 27, 2015
Revenues	$553.7	$512.1	8%
Operating Income	$242.9	$193.3	26%
Operating Margin	43.9%	37.7%	620 bps

Net revenues for the Channel Development segment grew 8% over Q1 FY16 to $553.7 million in Q1 FY17, primarily driven by increased sales of premium single-serve and packaged coffee products. Increased international and foodservice sales also contributed.

Operating income of $242.9 million in Q1 FY17 increased 26% compared to Q1 FY16. Operating margin expanded 620 basis points to 43.9%, primarily driven by lower coffee costs, higher income from the North American Coffee Partnership, and leverage on cost of sales and other operating expenses.
Q1 All Other Segments Results

	Quarter Ended		Change
($ in millions)	Jan 1, 2017	Dec 27, 2015
Net New Stores	—	(3)	3
Revenues	$154.6	$168.6	(8)%
Operating Income	$9.6	$5.9	63%

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Fiscal 2017 Targets
The company reiterates the following full year FY17 targets, except where noted. Year over year growth is based on prior year 52-week non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Continue to expect approximately 2,100 net new stores globally

•	Continue to expect mid-single digit comparable store sales growth globally

•	Consolidated revenue growth now expected to be in the range of 8% to 10%

•	Continue to expect GAAP EPS in the range of $2.09 to $2.11 and non-GAAP EPS in the range of $2.12 to $2.14

The company will continue its practice of providing detail regarding its business outlook during its regularly scheduled quarterly earnings conference calls, including select quarterly and segment information. The company's earnings press release will contain select full year consolidated targets only, as outlined above.
Company Updates

•
In December, Starbucks announced that Kevin Johnson, president and chief operating officer and a 7-year member of the Starbucks Board of Directors, will expand his responsibilities and assume the role of president and chief executive officer, effective April 3, 2017. Simultaneously, Howard Schultz, chairman and ceo, will become executive chairman and will continue to serve as chairman of Starbucks Board of Directors.

•
The company announced the nominations of Rosalind Brewer, President and Chief Executive Officer of Sam's Club; Jørgen Vig Knudstorp, Executive Chairman of the LEGO Brand Group; and Satya Nadella, Chief Executive Officer of Microsoft Corporation, for election to the Starbucks Board of Directors at the 2017 Annual Meeting of Shareholders. Additionally, Starbucks board member James G. Shennan, Jr. will retire following 27 years of service effective immediately prior to the Annual Meeting pursuant to the Company’s Corporate Governance Principles and Practices’ mandatory retirement age requirements.

•	The company hosted its biennial Investor Day in NYC on December 7, 2016 where company leaders shared a number of initiatives in support of its 5-year strategic plan. Highlights included:

◦	The addition of approximately 12,000 net new stores globally by fiscal 2021, bringing total stores to an estimated 37,000

◦	Roasteries and Starbucks Reserve stores to elevate the Starbucks brand and customer experience

◦
Digital innovation to further accelerate momentum of the company’s digital flywheel and mobile ecosystem, including an innovative conversation ordering system, called My Starbucks Barista, powered by groundbreaking Artificial Intelligence for the Starbucks mobile app, and a new social gifting and mobile payment platform in China through WeChat.

•
The China/Asia Pacific segment now has three markets with over 1,000 total stores, with Starbucks China surpassing 2,500 stores in the quarter, the South Korea market celebrating its 1,000th store opening, and Starbucks Japan reaching 1,245 stores.

•	The company repurchased 7.6 million shares of common stock in Q1 FY17; 110 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.25 per share, payable on February 24, 2017 to shareholders of record as February 9, 2017.

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Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, February 25, 2017.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience and potential of our business, operations and brand, our customer base, our innovation, growth and growth opportunities and related investments, our Starbucks Reserve® Roasteries and Starbucks Reserve® stores, return to shareholders, our strategic, operational and digital moves, our outlook for fiscal 2017, our long term financial targets, earnings per share, revenues, operating margins, capital expenditures, tax rate, anticipated costs related to the integration of Starbucks Japan, comparable store sales and transactions, and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jan 1, 2017	Dec 27, 2015	% Change	Jan 1, 2017	Dec 27, 2015

				As a % of total net revenues
Net revenues:
Company-operated stores	$4,469.3	$4,210.6	6.1%	78.0%	78.4%
Licensed stores	602.4	540.6	11.4	10.5	10.1
CPG, foodservice and other	661.2	622.3	6.3	11.5	11.6
Total net revenues	5,732.9	5,373.5	6.7	100.0	100.0
Cost of sales including occupancy costs	2,295.0	2,186.2	5.0	40.0	40.7
Store operating expenses	1,638.2	1,506.2	8.8	28.6	28.0
Other operating expenses	145.4	146.2	(0.5)	2.5	2.7
Depreciation and amortization expenses	249.7	235.5	6.0	4.4	4.4
General and administrative expenses	356.4	305.5	16.7	6.2	5.7
Total operating expenses	4,684.7	4,379.6	7.0	81.7	81.5
Income from equity investees	84.4	64.1	31.7	1.5	1.2
Operating income	1,132.6	1,058.0	7.1	19.8	19.7
Interest income and other, net	24.1	8.1	197.5	0.4	0.2
Interest expense	(23.8)	(16.5)	44.2	(0.4)	(0.3)
Earnings before income taxes	1,132.9	1,049.6	7.9	19.8	19.5
Income tax expense	381.4	361.9	5.4	6.7	6.7
Net earnings including noncontrolling interests	751.5	687.7	9.3	13.1	12.8
Net earnings/(loss) attributable to noncontrolling interests	(0.3)	0.1	nm	—	—
Net earnings attributable to Starbucks	$751.8	$687.6	9.3	13.1%	12.8%

Net earnings per common share - diluted	$0.51	$0.46	10.9%
Weighted avg. shares outstanding - diluted	1,470.5	1,503.3

Cash dividends declared per share	$0.25	$0.20

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.7%	35.8%
Effective tax rate including noncontrolling interests				33.7%	34.5%

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Segment Results (in millions)

Americas

	Jan 1, 2017	Dec 27, 2015	% Change	Jan 1, 2017	Dec 27, 2015

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,561.0	$3,330.7	6.9%	89.2%	89.4%
Licensed stores	421.3	387.6	8.7	10.6	10.4
Foodservice and other	9.1	7.9	15.2	0.2	0.2
Total net revenues	3,991.4	3,726.2	7.1	100.0	100.0
Cost of sales including occupancy costs	1,440.3	1,346.9	6.9	36.1	36.1
Store operating expenses	1,356.3	1,226.8	10.6	34.0	32.9
Other operating expenses	31.9	32.6	(2.1)	0.8	0.9
Depreciation and amortization expenses	152.4	140.8	8.2	3.8	3.8
General and administrative expenses	52.0	44.5	16.9	1.3	1.2
Total operating expenses	3,032.9	2,791.6	8.6	76.0	74.9
Operating income	$958.5	$934.6	2.6%	24.0%	25.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				38.1%	36.8%

China/Asia Pacific (CAP)

	Jan 1, 2017	Dec 27, 2015	% Change	Jan 1, 2017	Dec 27, 2015

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$691.5	$580.1	19.2%	89.7%	88.8%
Licensed stores	78.0	72.2	8.0	10.1	11.0
Foodservice and other	1.3	1.3	—	0.2	0.2
Total net revenues	770.8	653.6	17.9	100.0	100.0
Cost of sales including occupancy costs	337.3	295.0	14.3	43.8	45.1
Store operating expenses	204.3	175.3	16.5	26.5	26.8
Other operating expenses	19.1	14.8	29.1	2.5	2.3
Depreciation and amortization expenses	48.6	42.1	15.4	6.3	6.4
General and administrative expenses	40.6	30.5	33.1	5.3	4.7
Total operating expenses	649.9	557.7	16.5	84.3	85.3
Income from equity investees	42.5	31.2	36.2	5.5	4.8
Operating income	$163.4	$127.1	28.6%	21.2%	19.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.5%	30.2%

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EMEA

	Jan 1, 2017	Dec 27, 2015	% Change	Jan 1, 2017	Dec 27, 2015

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$145.9	$218.9	(33.3)%	55.6%	69.9%
Licensed stores	102.2	79.7	28.2	38.9	25.5
Foodservice	14.3	14.4	(0.7)	5.4	4.6
Total net revenues	262.4	313.0	(16.2)	100.0	100.0
Cost of sales including occupancy costs	136.1	151.4	(10.1)	51.9	48.4
Store operating expenses	46.9	73.9	(36.5)	17.9	23.6
Other operating expenses	16.0	14.8	8.1	6.1	4.7
Depreciation and amortization expenses	7.6	11.5	(33.9)	2.9	3.7
General and administrative expenses	11.7	14.5	(19.3)	4.5	4.6
Total operating expenses	218.3	266.1	(18.0)	83.2	85.0
Income from equity investees	—	1.2	(100.0)	—	0.4
Operating income	$44.1	$48.1	(8.3)%	16.8%	15.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				32.1%	33.8%

Channel Development

	Jan 1, 2017	Dec 27, 2015	% Change	Jan 1, 2017	Dec 27, 2015

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$437.1	$399.2	9.5%	78.9%	78.0%
Foodservice	116.6	112.9	3.3	21.1	22.0
Total net revenues	553.7	512.1	8.1	100.0	100.0
Cost of sales	288.5	285.4	1.1	52.1	55.7
Other operating expenses	60.4	60.3	0.2	10.9	11.8
Depreciation and amortization expenses	0.6	0.7	(14.3)	0.1	0.1
General and administrative expenses	3.2	4.1	(22.0)	0.6	0.8
Total operating expenses	352.7	350.5	0.6	63.7	68.4
Income from equity investees	41.9	31.7	32.2	7.6	6.2
Operating income	$242.9	$193.3	25.7%	43.9%	37.7%

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All Other Segments

	Jan 1, 2017	Dec 27, 2015	% Change
Quarter Ended
Net revenues:
Company-operated stores	$70.9	$80.9	(12.4)%
Licensed stores	0.9	1.1	(18.2)
CPG, foodservice and other	82.8	86.6	(4.4)
Total net revenues	154.6	168.6	(8.3)
Cost of sales including occupancy costs	90.4	95.3	(5.1)
Store operating expenses	30.7	30.2	1.7
Other operating expenses	17.5	23.7	(26.2)
Depreciation and amortization expenses	2.9	3.6	(19.4)
General and administrative expenses	3.5	9.9	(64.6)
Total operating expenses	145.0	162.7	(10.9)
Operating income	$9.6	$5.9	62.7%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jan 1, 2017	Dec 27, 2015	Change
Revenues	$3,654.4	$3,410.8	7%
Comparable Store Sales Growth(1)	3%	9%
Change in Transactions	(2)%	4%
Change in Ticket	5%	5%

(1)	Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Stores open as of
	Jan 1, 2017	Dec 27, 2015	Jan 1, 2017	Dec 27, 2015
Americas:
Company-operated stores	75	81	9,094	8,752
Licensed stores	176	90	6,764	6,222
Total Americas	251	171	15,858	14,974
China/Asia Pacific:
Company-operated stores	104	90	2,915	2,542
Licensed stores	199	191	3,831	3,201
Total China/Asia Pacific	303	281	6,746	5,743
EMEA:
Company-operated stores	(18)	(39)	505	698
Licensed stores	113	118	2,232	1,743
Total EMEA	95	79	2,737	2,441
All Other Segments:
Company-operated stores	(2)	(1)	356	374
Licensed stores	2	(2)	37	39
Total All Other Segments	—	(3)	393	413

Total Company	649	528	25,734	23,571

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Starbucks Japan acquisition-related items
Management excludes Starbucks Japan acquisition-related transaction costs as these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. In addition, management excludes Starbucks Japan integration costs and amortization of the acquired intangible assets when evaluating the performance because these expenses are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction, and the related future amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management.

Sale of Germany retail operations
Management excludes the gain on sale of the Germany retail operations and related costs as these items do not reflect future gains, losses, costs or tax benefits and do not contribute to a meaningful evaluation of the company's past or future operating performance.

Other tax matters	Management excludes incremental tax benefits in the U.S. as these tax benefits do not contribute to a meaningful evaluation of the company's past or future operating performance.
Impact of the extra week in FY16
Management excludes the impact of the extra week in full year fiscal 2016 non-GAAP earnings per share because it is not a regular occurrence in the company's fiscal calendar, and this exclusion provides a more relative non-GAAP EPS comparison of the company's 2016 performance when compared to full year projected fiscal 2017 performance, which will not have an extra week.

Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Jan 1, 2017	Dec 27, 2015	Change
Consolidated
Operating income, as reported (GAAP)	$1,132.6	$1,058.0	7.1%
Starbucks Japan acquisition-related items - other(1)	14.0	12.3
Non-GAAP operating income	$1,146.6	$1,070.3	7.1%

Operating margin, as reported (GAAP)	19.8%	19.7%	10 bps
Starbucks Japan acquisition-related items - other(1)	0.2	0.2
Non-GAAP operating margin	20.0%	19.9%	10 bps

Diluted net earnings per share, as reported (GAAP)	$0.51	$0.46	10.9%
Starbucks Japan acquisition-related items - other(1)	0.01	0.01
Income tax effect on Non-GAAP adjustments(2)	—	—
Non-GAAP net earnings per share	$0.52	$0.46	13.0%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$163.4	$127.1	28.6%
Starbucks Japan acquisition-related items(3)	14.0	12.1
Non-GAAP operating income	$177.4	$139.2	27.4%

Operating margin, as reported (GAAP)	21.2%	19.4%	180 bps
Starbucks Japan acquisition-related items(3)	1.8	1.9
Non-GAAP operating margin	23.0%	21.3%	170 bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(3)	Includes ongoing amortization expense of acquired intangible assets associated with the acquisition and post-acquisition integration costs, such as compensation-related costs.

	Year Ended
	Oct 1, 2017	Oct 2, 2016
Consolidated	(Projected, 52 Weeks Ended)	(As Reported, 53 Weeks Ended)	Change
Diluted net earnings per share (GAAP)	$2.09 - $2.11	$1.90	10% - 11%
Starbucks Japan acquisition-related items - other(1)	0.04	0.04
Sale of Germany retail operations(2)	—	—
Income tax effect on Non-GAAP adjustments(3)	(0.01)	(0.01)
Other tax matters(4)	—	(0.01)
Non-GAAP net earnings per share	$2.12 - $2.14	$1.91	11% - 12%
Impact of the extra week- Q4 FY16	—	(0.09)
Income tax effect on the impact of the extra week- Q4 FY16(3)	—	0.03
Non-GAAP net earnings per share (52-week basis)	$2.12 - $2.14	$1.85	15% - 16%

(1)	Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental IT and compensation-related costs associated with the acquisition.

(2)	The sale of Germany retail operations includes certain costs associated with the transfer of these stores to licensed stores.

(3)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(4)	Other tax matters include the incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to FY16.
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